Exhibit 99.1

NEWS RELEASE

Lilly to Supply the EU and EEA with up to 220,000 Doses of Bamlanivimab Together with Etesevimab for the Treatment of Confirmed COVID-19

09/21/2021

●	Bamlanivimab and etesevimab administered together neutralize the Delta variant, which is currently the cause of over 95 percent of new COVID-19 infections in the EU/EEA
●	Participating EU/EEA countries can purchase bamlanivimab together with etesevimab directly from Lilly following national approval for emergency use or marketing authorization at the EU level

VANCOUVER, British Columbia – AbCellera (Nasdaq: ABCL) today announced the European Commission (EC) and Eli Lilly and Company (Lilly) have entered into a Joint Procurement Agreement to supply up to 220,000 doses of bamlanivimab together with etesevimab to treat confirmed COVID-19 in patients aged 12 years and older that do not require supplemental oxygen for COVID-19 and who are at increased risk of progressing to severe COVID-19. The agreement helps to provide access to treatments by enabling participating countries in the European Union (EU) and European Economic Area (EEA) to purchase the products directly from Lilly following national approval for emergency use or marketing authorization at the EU level.

“It is important that we use every tool available to combat COVID-19. With the rise of the highly contagious Delta variant, it is critical that patients who need it have access to antibody therapies that can neutralize the virus and prevent the progression to severe illness,” said Carl Hansen, Ph.D., CEO and President of AbCellera.

In the U.S., bamlanivimab alone and together with etesevimab have been used to treat more than 535,000 patients, potentially keeping more than 25,000 patients out of the hospital and saving more than 10,000 lives. The Emergency Use Authorization (EUA) for bamlanivimab together with etesevimab in the U.S. was recently expanded to include post-exposure prophylaxis to prevent COVID-19.

Pseudovirus and authentic virus studies demonstrate that bamlanivimab and etesevimab together retain neutralization activity against variants currently in circulation in many countries, including Delta and Alpha. Based on the high transmissibility of the Delta variant, currently over 95 percent of new COVID-19 infections in the EU/EEA have been identified as being caused by the Delta variant.

About AbCellera’s Response to COVID-19

AbCellera initially mobilized its pandemic response platform against COVID-19 in March of 2020, resulting in the discovery of bamlanivimab, the first monoclonal antibody therapy for COVID-19 to reach human testing and to be authorized for emergency use by the U.S. Food and Drug Administration (FDA). Bamlanivimab alone and together with other antibodies has treated hundreds of thousands of patients, preventing COVID-19-related hospitalizations and death.

AbCellera’s ongoing efforts to respond to the COVID-19 pandemic have identified thousands of unique anti-SARS-CoV-2 human antibodies. These include bamlanivimab, bebtelovimab, and other antibodies that are in various stages of testing by AbCellera and its partners.

AbCellera’s pandemic response capabilities were developed over the past three years as part of the Defense Advanced Research Projects Agency (DARPA) Pandemic Prevention Platform (P3) program. The goal of the P3 program is to establish a robust technology platform for pandemic response capable of developing field-ready medical countermeasures within 60 days of isolation of an unknown viral pathogen.

About Bamlanivimab

Bamlanivimab is a recombinant, neutralizing human IgG1 monoclonal antibody (mAb) directed against the spike protein of SARS-CoV-2. It is designed to block viral attachment and entry into human cells, thus neutralizing the virus. Bamlanivimab was developed from an antibody that was discovered from the blood of a recovered COVID-19 patient using AbCellera’s pandemic response platform, in partnership with the Vaccine Research Center (VRC) at the National Institutes for Allergy and Infectious Diseases (NIAID). Within one week of receiving the sample, AbCellera screened over five million antibody-producing cells to identify and isolate approximately 500 unique antibodies that bind to SARS-CoV-2, the virus that causes COVID-19. The binding antibodies were then tested by AbCellera, the VRC, and Lilly to find those most effective in neutralizing the virus. Bamlanivimab was selected as the lead candidate from this group of antibodies and was both the first therapeutic candidate specifically developed against SARS-CoV-2 to enter human clinical trials in North America, and to receive Emergency Use Authorization (EUA) from the FDA. Bamlanivimab alone and/or administered with etesevimab are authorized under special use pathways in more than 22 countries. In the U.S., bamlanivimab is currently only authorized for emergency use with etesevimab.

Results from a Phase 2/3 study in people recently diagnosed with COVID-19 in the ambulatory setting (BLAZE-1, NCT04427501) were published in the New England Journal of Medicine. Results from a Phase 3 study of bamlanivimab in residents and staff at long-term care facilities (BLAZE-2, NCT04497987) were published in the Journal of American Medical Association. A Phase 2 study assessing the efficacy and safety of bamlanivimab alone, and bamlanivimab with other neutralizing antibodies versus placebo for the treatment of symptomatic low-risk COVID-19 in the outpatient setting (BLAZE-4, NCT04634409) has completed enrollment.

About AbCellera Biologics Inc.

AbCellera is a technology company that searches, decodes, and analyzes natural immune systems to find antibodies that its partners can develop into drugs to prevent and treat disease. AbCellera partners with drug developers of all sizes, from large pharmaceutical to small biotechnology companies, empowering them to move quickly, reduce cost, and tackle the toughest problems in drug development. For more information, please visit www.abcellera.com.

AbCellera Forward-looking Statements

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Inquiries

Media: Jessica Yingling, Ph.D.; media@abcellera.com, +1(236)521-6774

Business Development: Neil Berkley; bd@abcellera.com, +1(604)559-9005

Investor Relations: Melanie Solomon; ir@abcellera.com, +1(778)729-9116

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